Exhibit 99.1

SWM ANNOUNCES AGREEMENT TO ACQUIRE ARGOTEC,
A TECHNOLOGY LEADER IN FILMS FOR DEMANDING SPECIALTY APPLICATIONS

CONFERENCE CALL SCHEDULED FOR SEPTEMBER 22, 2015 AT 8:30 A.M. (ET)

ALPHARETTA, GA, September 21, 2015 -- SWM (NYSE: SWM) today announced the signing of a definitive agreement to acquire Argotec LLC, a leading producer of highly engineered urethane films for demanding specialty applications in surface protection, glass lamination and medical products. The purchase price is $280 million in cash (subject to certain customary adjustments).  Given the structure of the transaction and step-up in tax basis, SWM expects to realize tax benefits having an estimated net present value of $65 million.  Assuming realization of all tax benefits, the after-tax economic cost of the transaction is estimated to be $215 million.  The transaction is expected to close once customary closing conditions are met, which is anticipated to occur during the fourth quarter of 2015.  Argotec is currently a portfolio company of Wind Point Partners, a private equity firm based in Chicago, Illinois.

Argotec Key Highlights

•	Leading manufacturer of thermoplastic polyurethane (“TPU”) films, a highly engineered material with value-added properties such as durability, UV protection, heat resistance, and optical clarity

•	High-value niche applications include vehicle paint protection, glass lamination for superior strength, medical wound care, and other industrial uses

•	Approximately $115 million of annual revenue, EBITDA margins nearing 20%, and annual growth projected in the 5% - 7% range

•	Expected 2016 Adjusted EPS accretion of approximately $0.20[1]

Strategic Commentary

Frederic Villoutreix, Chairman of the Board and Chief Executive Officer of SWM, commented “We are pleased to announce the acquisition of Argotec as another key milestone in the transformation of SWM and the continued buildout of our non-tobacco business. This represents our fourth diversification transaction, including the late 2013 acquisition of DelStar. Argotec is a highly attractive asset and its core competencies and attributes align well with SWM. Much like DelStar, Argotec is a technology and quality leader in resin-based rolled goods with a strong competitive position. Argotec films, which are complementary to our current extruded resin production capabilities, generate strong margins and are used in a diverse set of attractive niche market segments, such as paint protection, glass lamination, medical and graphics. This acquisition offers solid growth prospects and further diversification for SWM.”

“Argotec will be included in the Filtration segment, which will be renamed Advanced Materials and Structures, or AMS, as of our fourth quarter earnings release to reflect how we are strategically managing the business and focusing on our core technologies. With the addition of Argotec, we believe AMS achieves meaningful scale, with annual Net Sales approaching $300 million and adjusted operating margins in the mid-teens. Our AMS segment, anchored by the acquisitions of DelStar and Argotec, and enhanced by our recent bolt-on acquisitions, will have a strong foundation for continued top and bottom-line growth. These businesses have highly complementary technologies and end-markets, and our expanded leadership team is focused on extracting significant value from the combination of these assets. Similar to our past acquisitions, we expect Argotec to benefit from SWM’s global footprint, international sales capabilities, Operational Excellence expertise, and intention to invest capital for growth. We look forward to welcoming the talented individuals from the Argotec organization who will become part of SWM and our growing Advanced Materials and Structures segment.”

Guy Broadbent, President and Chief Executive Officer of Argotec, commented “We are proud of our growth under Wind Point Partners and our continued product leadership serving the demanding technical needs of our customer base. We are excited to be a part of the SWM team, which we believe shares our rigorous focus on quality and high technical standards. We will be well positioned to accelerate our growth in combination with the resources of SWM.”

1Adjusted EPS is a non-GAAP measure. See “Non-GAAP Financial Measures”.

Exhibit 99.1

Transaction & Financial Highlights

Bob Cardin, Interim Chief Financial Officer of SWM, commented “This transaction is expected to be accretive to Adjusted EPS in 2016 by approximately $0.20. The transaction is expected to be funded by cash on hand and debt, either through an anticipated refinancing of the Company's existing credit facilities or the exercise of the accordion option in the Company’s existing credit facility. At close, pro forma net debt to EBITDA is expected to be approximately 2.5x.”

As part of the transaction, certain tax benefits are expected to be realized by SWM. SWM estimates the present value of these benefits to be $65 million. This acquisition and transaction-related expenses were not contemplated in SWM’s previously issued 2015 guidance for Fully Diluted Adjusted EPS from Continuing Operations of $3.502.

Advisors
Moelis & Company acted as exclusive financial advisor and Sidley Austin LLP acted as legal counsel to SWM in connection with the Transaction. Pepper Hamilton LLP acted as legal counsel for Argotec.

Conference Call

SWM will hold a conference call to discuss this transaction with investors and analysts at 8:30 a.m. eastern time on Tuesday, September 22, 2015. You are invited to listen to the company's conference call that will be broadcast live over the Internet.

What: SWM's conference call announcing Argotec acquisition

When: Tuesday, September 22, 2015 at 8:30 a.m. Eastern Time

Where: http://www.swmintl.com

This link gives participants access to the live and/or archived event.
http://edge.media-server.com/m/p/xjjhxbss

How:

Call Participants -	U.S. and Canada	+1-877-445-2849 (conf i.d. 45804463)
	International	+1-631-291-4808

An operator will prompt participants to provide name, company name and phone number. For technical difficulties, press *0 and an operator will assist you.

Listen-only mode - Live over the Internet - Simply log on to the Web at the address above and follow the instructions set out on the Home page or in the Investor Relations section.

To listen to the live call, please go to the Web site at least 15 minutes prior to the call to register and to download and install any necessary audio software. For those unable to listen to the live broadcast, a replay will be available on the Web site shortly after the call.

About SWM

SWM is a leading global provider of highly engineered solutions and advanced materials for a variety of industries. Although SWM primarily serves the tobacco industry, it also manufactures specialty papers for other applications and acquired DelStar, Inc. in late 2013 to further expand its product portfolio and the markets it serves. SWM and its subsidiaries conduct business in over 90 countries and employ approximately 3,000 people worldwide, with operations in the United States, United Kingdom, France, Russia, Spain, Luxembourg, Brazil, Canada, Poland and China, including two joint ventures. For further information, please visit SWM’s Web site at www.swmintl.com.

About Argotec

Argotec is a world leading manufacturer of thermoplastic polyurethane films used in a wide range of industries and market segments, including automotive paint protection, glass lamination, medical, graphics, textiles, and other

2Fully Diluted Adjusted EPS from Continuing Operations is a non-GAAP measure. See “Non-GAAP Financial Measures”.

Exhibit 99.1

industrial applications. Today, Argotec has manufacturing, sales, and distribution employees in in the United States, Europe, and Asia. For further information, please refer to www.argotec.com.

About Wind Point Partners

Wind Point Partners is a private equity investment firm that manages commitments of approximately $2.5 billion. Wind Point partners with top caliber CEOs to acquire middle market businesses where we can establish a clear path to value creation. Additional information about Wind Point is available at www.windpointpartners.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor created by that Act.  Forward-looking statements include, without limitation, those regarding 2015 guidance and future performance, mergers and acquisitions, dividend payments and liquidity, tax benefits, financing and funding, accretion, top and bottom line growth, acquisition synergies, growth prospects, operational excellence, pro forma net debt to EBITDA ratio, and other statements generally identified by words such as "believe," "expect," "intend," "plan," "potential," "anticipate," "project," "appear," "should," "could," "may," "typically," "will," and similar words. These statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from our expectations as of the date of this release. These risks include, among other things, those set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as the following factors:

•
Changes in sales or production volumes, pricing and/or manufacturing costs of reconstituted tobacco products, cigarette paper (including for lower ignition propensity cigarettes), filtration-related products due to changing customer demands (including any change by our customers in their tobacco and tobacco-related blends for their cigarettes, their target inventory levels and/or the overall demand for their products), new technologies such as e-cigarettes, inventory adjustments and rebalancings, competition or otherwise;

•	Risks associated with the implementation of our strategic growth initiatives, including diversification, and SWM's understanding of, and entry into, new industries and technologies;

•	Changes in the source and intensity of competition in our market segments;

•	Our ability to attract and retain key personnel, due to our prior restructuring actions, the tobacco industry in which we operate or otherwise;

•
Weather conditions, including potential impacts, if any, from climate change, known and unknown, seasonality factors that affect the demand for virgin tobacco leaf and natural disasters or unusual weather events;

•	Increases in commodity prices and lack of availability of such commodities, including energy, wood pulp and resins, could impact the profitability of our products;

•	Adverse changes in the oil, gas, and mining sectors impacting key Filtration segment customers;

•	Increases in operating costs due to inflation or otherwise, such as labor expense, compensation and benefits costs, including costs related to the comprehensive health care reform law enacted in 2010;

•	Employee retention and labor shortages;

•
Changes in employment, wage and hour laws and regulations in the U.S. and France, including loi de Securisation de l'emploi, equal pay initiatives, additional anti-discrimination rules or tests and different interpretations of exemptions from overtime laws;

•
Regulatory or enforcement initiatives by regulatory agencies, including the U.S. Food and Drug Administration or other regulatory agencies, relating to regulation of cigars and cigar components or otherwise;

•	New reports as to the effect of smoking on human health or the environment;

Exhibit 99.1

•
Changes in general economic, financial and credit conditions in the U.S., Europe and elsewhere, including the impact thereof on currency exchange rates (including any weakening of the euro) and on interest rates;

•	Existing and future governmental regulation and the enforcement thereof, including regulation relating to the tobacco industry, taxation and the environment;

•
The success of, and costs associated with, current or future restructuring initiatives, including the granting of any needed governmental approvals and the occurrence of work stoppages or other labor disruptions;

•
Changes in the discount rates, revenue growth, cash flow growth rates or other assumptions used by the SWM in its assessment for impairment of assets and adverse economic conditions or other factors that would result in significant impairment charges;

•	The failure of one or more material suppliers, including energy, resin and pulp suppliers, to supply materials as needed to maintain our product plans and cost structure;

•	International conflicts and disputes (for example, relating to Russia and to the Ukraine), including their impact on our sales and the adoption of new LIP regulations;

•	Risks associated with our 50%-owned, non-U.S. joint ventures relating to control and decision-making, compliance, transparency and customer relations, among others;

•	A failure in our risk management and/or currency or interest rate swaps and hedging programs, including the failures of any insurance company or counterparty;

•	Increase in interest rates or the manner in which we finance our debt and future capital needs, including potential acquisitions;

•	The number, type, outcomes (by judgment or settlement) and costs of legal, tax, regulatory or administrative proceedings and or amnesty programs, including those in Brazil;

•	The outcome and cost of LIP intellectual property litigation in Germany and the European Patent Office opposition proceedings;

•
Labor activities, including strikes or other disruptions, at our facilities and the impact of new regulations or changes in existing regulations and procedures by the National Labor Relations Board or other U.S. and non-U.S. authorities;

•
Risks associated with acquisitions or other strategic transactions (including Argotec), including acquired liabilities and restrictions, retaining customers from businesses acquired, achieving any expected results or synergies from acquired businesses, complying with new regulatory frameworks, difficulties in integrating acquired businesses or implementing strategic transactions generally and risks associated with international acquisition transactions, including in countries where we do not currently have a material presence;

•	The ability to timely realize tax benefits contemplated by the Argotec transaction;

•
Risks associated with dispositions, including post-closing claims being made against us, disruption to our other businesses during a sale process or thereafter, credit risks associated with any buyer of such disposed assets and our ability to collect funds due from any such buyer;

•
Risks associated with our global asset realignment initiatives, including: changes in law, treaties, interpretations, or regulatory determinations; audits made by applicable regulatory authorities and our auditor; and our ability to operate our business in a manner consistent with the regulatory requirements for such realignment;

•	Increased taxation on tobacco-related products;

•	Costs and timing of implementation of any upgrades to our information technology systems;

Exhibit 99.1

•	Failure by us to comply with any privacy or data security laws or to protect against theft of customer, employee and corporate sensitive information; and

•	Other factors described elsewhere in this document and from time to time in documents that we file with the SEC.

All forward-looking statements made in this document are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance unless expressed as such, and should only be viewed as historical data.

For additional factors and further discussion of these factors, please see SWM's Annual Report on Form 10-K for the period ended December 31, 2014 and other reports we file from time to time. The financial results reported in this release are unaudited.

Non-GAAP Financial Measures

Certain financial measures, including Adjusted EPS and Fully Diluted Adjusted EPS from Continuing Operations, and comments contained in this press release exclude restructuring expenses, certain purchase accounting adjustments related to acquisitions, start-up expenses related to CTS, interest expense, income tax provision, capital spending, capitalized software, and depreciation and amortization. Financial measures which exclude these items have not been determined in accordance with accounting principles generally accepted in the United States (GAAP) and are therefore "non-GAAP" financial measures. Reconciliations of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP are included in the financial schedules of our previous press releases and SEC filings. “Adjusted EPS” excludes restructuring and impairment expenses, non-cash amortization of intangible assets and inventory step-up charges expenses related to purchase accounting, and expenses associated with potential acquisitions.

SWM believes that the presentation of non-GAAP financial measures in addition to the related GAAP measures provides investors with greater transparency to the information used by SWM’s management in its financial and operational decision-making. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SWM’s financial and operational performance in the same way that management evaluates SWM's financial performance. Management believes that providing this information enables investors to better understand SWM’s operating performance and financial condition. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with SWM's financial measures prepared in accordance with GAAP.

SOURCE SWM:

CONTACT
Frederic Villoutreix
+1-770-569-4283
Or
Mark Chekanow
+1-770-569-4229
1-800-514-0186

Web site: http://www.swmintl.com